UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported):  October 10, 2003

STARBERRYS CORPORATION
(Exact name of registrant as specified in its chapter)

Nevada	0-25541	91-1948357
(State or other jurisdiction of incorporation)	(Commissionc File Number)	(IRS Employer Identification No.)

1100 Melville Street, Suite 320 Vancouver, BC V6E 4A6
(Address of principal executive offices)

Registrant’s telephone number, including area code: (604) 688-3931 Ext. 1

Former address: 2236 Folkestone Way, Suite 21, West Vancouver, BC V7S 2X7

Former telephone number: (604) 922-0113

Item 5. Other Events and Regulation FD Disclosure

Effective September 29, 2003, Mr. John H. Goodwin resigned as a Director of the Registrant and also resigned as its President and Chief Executive Officer.

 The Company’s Board of Directors approved the appointment of Mr. Ronald P. Erickson as President and Chief Executive Officer of the Registrant effective September 29, 2003.

Pursuant of the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STARBERRYS CORPORATION

Date: October 10, 2003	/s/ Ronald P. Erickson
Ronald P. Erickson

President & Chief Executive Officer